UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2008

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

Registration Rights Agreement

As previously disclosed, CREDO Petroleum Corporation, a Colorado corporation (the “Company”), entered into a Company Stock Purchase Agreement (the “Purchase Agreement”) with RCH Energy Opportunity Fund II, LP, a Delaware limited partnership (“Purchaser”) on June 3, 2008, pursuant to which the Company agreed to sell to Purchaser 1,150,000 shares of newly-issued common stock, par value $0.10 per share (the “Stock”), at a price of $14.50 per share in cash.  On July 3, 2008, the Company completed the issuance and sale to Purchaser of the Stock (the “Closing”), and contemporaneously therewith, certain directors of the Company completed a private sale to Purchaser of 687,000 shares of Stock, also at a price of $14.50 per share.

In connection with the Closing, Purchaser and the Company entered into a Registration Rights Agreement on July 3, 2008 (the “Registration Rights Agreement”), pursuant to which Purchaser has the right to require the Company to register the resale of the Stock under the Securities Act of 1933, as amended, in certain circumstances.  The agreement also requires the Company to provide Purchaser with “piggyback” registration rights in certain circumstances.

The foregoing summary of the Registration Rights Agreement is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities

The information set forth in Item 3.02 of the Company’s Current Report on Form 8-K filed on June 5, 2008, is incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the Closing, pursuant to the terms of the Purchase Agreement, the Board of Directors of the Company appointed John A. Rigas to fill the existing vacancy in Class III on the Board, and appointed W. Mark Meyer to fill the newly-created Board seat in Class II.

John A. Rigas.  Mr. Rigas has served as Vice President of RR Advisors, LLC, and as a partner in RCH Energy Opportunity Fund II, LP and RCH Energy Opportunity Fund III, LP, private investment funds, since June 2007.  From 2006 to 2007, Mr. Rigas was an independent consultant in business development for various oil and gas companies.  From 2003 to 2005, Mr. Rigas was a principal in Odyssey Energy Capital I, LP, where he managed a portfolio of oil and gas mezzanine loans. Mr. Rigas has not been appointed to serve on any committee of the Board of Directors and has engaged in no reportable related party transactions with the Company, its directors or executive officers. Mr. Rigas’s election to the Board of Directors was effected in accordance with Section 4.2 of the Purchase Agreement.

W. Mark Meyer.   Mr. Meyer has served as President of RR Advisors, LLC and as Principal of RCH Energy Opportunity Fund II, LP and RCH Energy Opportunity Fund III, LP, private investment funds, since April 2007.  From 2005 to 2007, Mr. Meyer was portfolio Manager for CastleArk Mgmt., an E&P fund.  From 2003 until 2005, Mr. Meyer served as Director and Senior Equity Research Analyst of the E&P sector for Simons & Company International. Mr. Meyer has not been appointed to serve on any committee of the Board of Directors and has engaged in no reportable related party transactions with the Company, its directors or executive officers. Mr. Meyer’s election to the Board of Directors was effected in accordance with Section 4.2 of the Purchase Agreement.

On July 7, 2008, David E. Dennis resigned from his position as the Company’s interim Chief Financial Officer.

On July 8, 2008, Alford B. Neely, age 62, was appointed to serve as the Company’s Chief Financial Officer.  Mr. Neely has served as the Company’s Manager of Regulatory Compliance since July 2006, and was the Company’s Vice President and Chief Financial Officer from April 1998 through April 2000.  From April 2000 to July 2006, Mr. Neely was a principal in his family’s business, and served as the principal owner and general manager.  Mr. Neely has engaged in no reportable related party transactions with the Company, its directors or executive officers. Mr. Neely’s compensation remains generally consistent with his existing salary.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

	Exhibit No.	Description

10.1

Registration Rights Agreement, dated as of July 3, 2008, by and between the Company and RCH Energy Opportunity Fund II, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2008	CREDO PETROLEUM CORPORATION

	By:	/s/ James T. Huffman
James T. Huffman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Registration Rights Agreement, dated as of July 3, 2008, by and between the Company and RCH Energy Opportunity Fund II, LP.